UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: April 11, 2014

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Compensatory Arrangements of Certain Officers.

Fiscal 2014 Chief Executive Bonus Performance Objectives.

On April 11, 2014, the Compensation Committee (the “Committee”) of Oragenics, Inc. (the “Company”) approved the 2014 performance objectives for the Company’s President and Chief Executive Officer, Dr. John Bonfiglio under his cash bonus plan. Dr. Bonfiglio’s employment agreement with the Company required the adoption of a bonus plan to provide for an annual bonus target of up to 50% of his annual base salary which currently equates to $147,500 (the “Bonus Target”). The Company put the bonus plan in place when Dr. Bonfiglio joined the Company. The bonus payable to Dr. Bonfiglio for 2014 will be based on the achievement of the following objectives:

(i) Up to 30% of the Bonus Target for achievement of a successful pre-investigational new drug (IND) meeting with the Food and Drug Administration (FDA), which shall be measured by no change in the timeline for filing the IND in 2015;

(ii) Up to 20% of the Bonus Target for meeting operational objectives tied to consumer probiotic business, including sales and licensing initiatives;

(iii) Up to 40% of the Bonus Target for financial performance objectives related to the Company’s raising capital and finalizing an approved budget and incentive plan for 2015 and managing the Intrexon relationship; and

(iv) Up to 10% of the Bonus Target designated to be discretionary as determined by the Committee.

Achievement of each non-discretionary objective will be measured independently, and a minimum threshold for each objective must be met for any credit to be given to that factor. The bonuses earned for 2014, if any, could range from zero to 100% of Dr. Bonfiglio’s Bonus Target/ The aggregate amount of bonus payable under the above bonus plan to Dr. Bonfiglio for 2014 would be approximately $147,500 if all of the objectives are determined to be achieved by the Committee and the full discretionary percentage amount is awarded for 2014 performance.

In addition to the Chief Executive cash bonus program set forth above, the Compensation Committee approved a comparable cash bonus program for the Company’s Chief Financial Officer, Michael Sullivan and its Vice President of Research and Development, Dr. Martin Handfield. Under such cash bonus program Mr. Sullivan and Dr. Handfield are eligible for cash bonuses of up to $50,000 and $45,000, respectively, equaling to 25% of their base salaries.

The bonuses payable to Mr. Sullivan will be based upon the achievement of the following objectives:

(i) Up to 10% of the Bonus Target for achievement of a successful pre-IND meeting with the FDA, which shall be measured by no change in the timeline for filing the IND in 2015;

(ii) Up to 30% of the Bonus Target for meeting operational objectives tied to consumer probiotic business, including sales and licensing initiatives;

(iii) Up to 50% of the Bonus Target for financial performance objectives related to the Company’s raising capital and finalizing an approved budget and incentive plan for 2015 and managing the Intrexon relationship; and

(iv) Up to 10% of the Bonus Target designated to be discretionary as determined by the Board.

The bonuses payable to Dr. Handfield will be based upon the achievement of the following objectives:

(i) Up to 30% of the Bonus Target for achievement of a successful pre-IND meeting with the FDA, which shall be measured by no change in the timeline for filing the IND in 2015;

(ii) Up to 20% of the Bonus Target for meeting operational objectives tied to consumer probiotic business, including sales and licensing initiatives;

(iii) Up to 40% of the Bonus Target for performance objectives related to research and development, including the management of Intrexon deliverables under the Company’s ECCs with Intrexon, meeting milestones and budget for 2014 and a decision on drug candidates for human studies; and

(iv) Up to 10% of the Bonus Target designated to be discretionary as determined by the Board.

The Board of Directors of the Company also ratified and approved the actions of the Committee with respect to the above referenced bonus programs.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of April, 2014.

ORAGENICS, INC. (Registrant)

BY:	/s/ John N. Bonfiglio
John N. Bonfiglio Chief Executive Officer